2013 CoRPoRate overview

Since formation EuroSite Power (OTCQB: EUSP), a subsidiary of American DG Energy (NYSE MKT: ADGE) has quickly established itself as the leading On-Site Utility delivering low cost, clean electricity, heat, hot water and cooling to the UK market. Throughout 2013 the company has consolidated this position both by securing more contracts and bringing more systems into operation.

Five new contracts were secured during 2013. Significantly this included a solution for Clifton Hospital, part of Blackpool Teaching Hospitals NHS Foundation Trust. This project is the company’s first healthcare project in the UK and opens the door to other opportunities in this and the wider public sector. Contracts booked to date are now estimated to total £40.3 (US$66) million.

Dong Energy (formerly Shell Gas Direct) became a Partner early in 2013 and joint marketing activity has led to a number of new opportunities in both the hospitality and leisure sectors. Other new partners included Shenton Group whose introduction directly led to a contract being signed with Crow Wood Leisure in December.

Elsewhere the sales pipeline continued to grow with other marketing activity adding to this growth. Live case study events were held at two operating sites: Hilton London Syon Park and Cedar Court Huddersfield. In addition, EuroSite Power also attended and spoke at the SIBEK 2013, ESTA Energy Solutions in Action and, CHP & District Heating conferences as well as achieving coverage in various publications including Accountancy, Cogeneration & On Site Power Production, Energy Engineering and Caterer & Hotelkeeper to name but a few.

System installation continued at a pace throughout 2013 with a further 11 systems becoming operational. This brings the total number of EuroSite Power systems now operating to 16 with a further 7 systems on contract but still to be constructed. EuroSite Power’s fleet generated 11,000,000 kWh in 2013 and, in the process clocked up over 55,000 run hours. Construction is already underway on a number of other projects ready for delivery in Q1 2014.

Additional capital for the development and installation of current and new energy systems, business development and for general corporate purposes was received following subscriptions for US$4 million aggregate principal amount of Senior Unsecured Convertible Notes from certain accredited investors.

Highlights

Five new contracts worth over £9 (US$14) million

Secured first NHS contract for Clifton Hospital

Won Crow Wood Leisure Club following introduction from sales partner

Signed partnership agreement with Dong Energy

23 systems now on contract - 16 operating (inc. 11 installed during 2013) and 7 under construction

Generated 3,748,079 kWh of electricity

Produced 7,321,910 kWh of heat

Hosted two live case study events

Spoke at key industry events

Raised US$4 million in form of Senior Unsecured Convertible Notes

CUStoMeR teStiMoNiaLS

“EuroSite Power’s offer was compelling - no upfront investment from us and the club only pays for the energy used…best of all the energy produced is priced lower than existing and future utility costs providing immediate and on-going cost savings to the operation.”

Andrew Brown – Owner and Director of Crow Wood Leisure

“We have already seen the benefit of the systems operated by EuroSite Power at Gillingham, Nottingham and Portsmouth. Long-term we anticipate a material reduction in both our annual energy bill and CO2 production. Moreover, these improvements are made without capital outlay to Roko Health Clubs.”

Neil Stanton – Operations Director, Roko Health Clubs

EUROSITE POWER NEW CUSTOMERS AND PROJECTS FOR 2013

Abbeycroft Leisure - additional leisure centre at Bury St Edmunds

•	100kW CHP solution

•	Annual saving £20,000 and 240 tonnes CO2

Roko Health Clubs, additional contract for fifth centre in York

•	100kW CHP solution

•	Annual savings £8,500 and 123 tonnes CO2

Leisure Connection - leisure management and facilities management services

•	Dunstable Leisure Centre

•	100kw CHP solution

•	Annual savings £14,900 and 194 tonnes of CO2

Crow Wood Leisure Club - prestige leisure club, health spa and equestrian centre

•	Pendle, Lancashire

•	200kW CHP solution

•	Annual saving £43,000 and 405 tonnes CO2

Blackpool Teaching Hospitals NHS Foundation trust

•	Clifton Hospital, St Annes - community hospital providing non-acute, rehabilitation and respite care

•	100kW of CHP solution

•	Annual savings £10,000 and 212 tonnes CO2

LOCATIONS	EUROSITE POWER ENERGY PRODUCTION 2013